UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
February 10, 2020

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	PLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2020 Plantronics, Inc. (“Poly” or the “Company”) announced that Robert Hagerty, the Chairman of the Company’s Board of Directors, had been appointed Interim Chief Executive Officer, effective immediately.

Mr. Hagerty has served as a Plantronics, Inc., now Poly, director since 2011 and as Chairman of the Board since 2018. He previously served as CEO of iControl Networks, Inc., a software and services company for the broadband home management market, from September 2011 to March 2017. From 1998 to May 2010, he served as CEO, President and Chairman of Polycom, Inc., a provider of personal video systems, video and voice collaboration infrastructures and conference phones. Prior to joining Polycom, Mr. Hagerty served as President of Stylus Assets, Ltd., a developer of software and hardware products for fax, document management and Internet communications; held several key management positions with Logitech, Inc.; served as Vice President, High Performance Products for Conner Peripherals; and held key management positions at Signal Corporation and Digital Equipment Corporation. He has served on several boards of directors in the past including Smart Technologies, Inc., Eye IO (a private company), Palm, Modulus Video, Inc., and as Chairman of the Board of Polycom. Mr. Hagerty holds a Bachelor of Science degree in Operations Research and Industrial Engineering from the University of Massachusetts and a Master of Arts degree in Management from St. Mary's College of California.

The terms of Mr. Hagerty’s employment arrangements with Poly will be publicly disclosed once they are finalized. There are no arrangements or understandings between Mr. Hagerty and any other persons pursuant to which he was named to this position with the Company. Mr. Hagerty does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. He has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

This appointment follows Joe Burton stepping down as President and Chief Executive Officer by mutual agreement with the Board, effective February 7, 2020 (“Separation Date”). In connection with his departure, Mr. Burton has agreed to continue providing services to the Company to ensure an orderly transition of his responsibilities. Mr. Burton’s stepping down is not because of a disagreement with the Company. The terms of his separation are still being negotiated.

A copy of the press release regarding these announcements is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press release issued by Plantronics, Inc. on February 10, 2020, entitled "Poly Announces CEO Transition"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 10, 2020	PLANTRONICS, INC.

		By:	/s/ Charles D. Boynton
		Name:	Charles D. Boynton
		Title:	Executive Vice President and Chief Financial Officer